EXHIBIT 10.1

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Agreement”) is made and entered into this 1st day of September, 2020 by and among Black Cactus Global, Inc., a Florida corporation having an address at 207 W. Division Street, Suite 137, Chicago, Illinois 60622 (the “Company”), Bellridge Capital, L.P., a Delaware limited partnership having an address at 515 E. Las Olas Blve., Suite 120A, Fort Lauderdale, FL 33301 (“Bellridge”) and Sullivan & Worcester LLP (the “Escrow Agent”).

WHEREAS, the Company and Bellridge have entered into a Promissory Note [and Guarantee], of even date herewith, to which this Agreement is attached as an exhibit (the “Bellridge Grid Note”), pursuant to which Bellridge has agreed to fund loans to the Company, not to exceed $1,000,000, in Tranches; and

WHEREAS, the Bellridge Grid Note provides for the Company’s and Bellridge’s entering into this Agreement for the purpose of funding such Tranches by Bellridge’s wiring such funds to the Sullivan & Worcester LLP Attorney Escrow Account IOLA (the “Escrow Account”), pursuant to the terms and conditions of the Bellridge Grid Note and this Agreement; and

WHEREAS, the Company and Bellridge have agreed to maintain this escrow arrangement, with the Escrow Agent, for a period of not more than ninety (90) days so that the Company can complete the pending recapitalization and restructuring of the Company and, thereafter fund all amounts through its own account;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Bellridge each agrees as follows:

ARTICLE I

DEPOSIT IN ESCROW

1.1       Definitions.  All initially capitalized terms which are not otherwise defined in this Agreement shall have the meanings given to those terms in the Bellridge Grid Note.

1.2       Term.  This Agreement shall be terminated on the date mutually agreed to by the Company and Bellridge, at which time all funds remaining in the Escrow Account (the “Escrow Funds”) will be distributed in accordance with the terms of this Agreement or deposited with any court of competent jurisdiction, whichever is earlier (the “Termination Date”).

1.3       The Deposit.  Subject to the terms and conditions set forth in the Bellridge Grid Note and this Agreement, all funds provided by Bellridge, pursuant to the terms and conditions of the Bellridge Grid Note, will be deposited with the Escrow Agent, in the Escrow Account, on behalf of the Company.

1.4       Termination.  Upon the Termination Date, this Agreement shall terminate and be of no further force and effect except for those provisions, which by their terms, survive the termination of this Agreement.

ARTICLE II

RELEASE OF ESCROW

2.1       Release of Escrow.  Subject to the provisions of Section 3.2 hereafter, the Escrow Agent shall release the Escrow Funds from the Escrow Account upon the instructions of the Company, which shall be provided by written notice (the “Escrow Release Notice”) signed by any authorized officer of the Company set forth on Schedule 1 annexed hereto, in accordance with a budget mutually agreed to by the Company and Bellridge.

2.2       Acknowledgement of Parties; Disputes.  The Company acknowledges and agrees that the only terms and conditions upon which the Escrow Funds are to be released are set forth in this Article 2 and in Article 3 hereafter.  The Company reaffirms its agreement to abide by the terms and conditions of this Agreement with respect to the release of the Escrow Funds.  Any dispute with respect to the release of the Escrow Funds shall be resolved pursuant to the provisions of Section 3.2 hereafter or by the mutual agreement of the Company and Bellridge.

ARTICLE III

CONCERNING THE ESCROW AGENT

3.1       Duties and Responsibilities of the Escrow Agent.  The Escrow Agent’s duties and responsibilities shall be subject to the following terms and conditions:

(a)        Each of the Company and Bellridge acknowledges and agrees that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether the Company is entitled to receipt of the Escrow Funds pursuant to, any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by the Escrow Agent hereunder any greater degree of care than the Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to the Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(b)        Each of the Company and Bellridge acknowledges that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by the Escrow Agent to be authorized or within the rights or powers conferred upon the Escrow Agent by this Agreement.  The Escrow Agent shall owe a duty only to the Company under this Agreement and to no other person including, without limitation, Bellridge.

(c)        The Company agrees to reimburse the Escrow agent for outside counsel fees and any other reasonable expenses incurred by the Escrow Agent which are incurred in connection with the performance of its duties and responsibilities hereunder.

(d)        The Escrow Agent may at any time resign as escrow agent hereunder by giving five (5) days prior written notice of resignation to the Company and Bellridge.  Prior to the effective date of the resignation as specified in such notice, the Company and Bellridge will issue to the Escrow Agent mutual instructions (“Instructions”) authorizing delivery of the Escrow Funds to a substitute escrow agent selected by the Company or to the Company to be deposited into its operating account.  If the Instructions provide for delivery to a substitute escrow agent and no successor escrow agent is named by the Company, the Escrow Agent may take any action available under the laws of the State of New York for appointment of a successor escrow agent, and assure the continued safekeeping of the Escrow Funds in any manner permitted under the laws of the State of New York.

(e)        The Escrow Agent does not have and will not have any interest in the Escrow Funds, but is serving only as escrow agent, having only possession thereof.

(f)        This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be created under the terms of this Agreement.

(g)        The provisions of this Section 3.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

3.2       Dispute Resolution: Judgments.  Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

(a)        If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Escrow Funds, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Escrow Funds pending receipt of Instructions from the Company and Bellridge, or (ii) take any other action available under the laws of the State of New York for the safekeeping of the Escrow Funds and, to the extent applicable, shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement.  The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Escrow Funds.  The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

(b)        In the event that any of the Escrow Funds shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Funds, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties or to any other person, firm or corporation, if, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

3.3       Indemnification.  The Company and Bellridge shall, jointly and severally, indemnify, defend and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and reasonable expense, including, without limitation, reasonable attorneys’ fees and expenses or other professional fees and reasonable expenses which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such loss, liability, cost, damage or expense shall have been determined to have been caused by the willful misconduct or gross negligence of the Escrow Agent. The provisions of this Section 3.3 shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

3.4       Limitation of Liability.  THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (i) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (ii) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

3.5       Reliance.  The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the Instructions or consent of the Company or its agents, representatives, successors, or assigns.  The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority.

ARTICLE IV

MISCELLANEOUS

4.1       Entire Agreement; Amendments.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

4.2       Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company, Bellridge and the Escrow Agent or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.   No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

4.3       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their heirs, successors and permitted assigns.

4.4       No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

4.5       Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or email, upon written confirmation of receipt by facsimile or email, or (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by FedEx or other nationally recognized overnight delivery service.  All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Company:

Black Cactus Global, Inc.

207 W. Division Street, Suite 137

Chicago, IL 60622

Attention:  Lawrence P. Cummins, CEP

Email:

If to Bellridge:

Bellridge Capital, L.P.

If to Escrow Agent:

Sullivan & Worcester LLP

1633 Broadway

New York, NY 10019

Attention:  David E. Danovitch, Esq.

Email:  ddanovitch@sullivanlaw.com

4.6       Continued Representation of the Company and Bellridge.  The Company and Bellridge each acknowledge and agree that the Escrow Agent serves as counsel to the Company and Bellridge in connection with certain matters.  In furtherance thereof, unless not waivable pursuant to applicable law, the Company and Bellridge each waive irrevocably all conflicts of interest that may arise or be deemed to arise by reason of the foregoing circumstances. Without limiting the generality of the foregoing, the Company and Bellridge each specifically agrees that the Escrow Agent may continue to act as counsel to the Company and Bellridge in connection with any and all matters notwithstanding its service as the Escrow Agent, unless the Escrow Agent determines that any such representation would result in a conflict of interest.

4.7       Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.  If the Escrow Agent represents itself, it shall be entitled to recover legal fees, in connection with such representation, at its normal hourly billable rates, as if representing an independent party.

4.8        Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or electronically in .pdf format, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

4.9       Severability.  In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BLACK CACTUS GLOBAL INC.

By:____________________________

Name: Lawrence P. Cummins

Title: Chief Executive Officer

BELLRIDGE CAPITAL, L.P.

By:____________________________

Name:

Title:

ESCROW AGENT:

SULLIVAN & WORCESTER LLP

By:_______________________________

David E. Danovitch, Esq., Partner

SCHEDULE 1

Authorized Signatories

Black Cactus Global Inc.

Name	Title	Signature

Bellridge Capital, L.P.

Name	Title	Signature